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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference into Registration Statement No. 333-30034 of 2-Infinity, Inc. on Form S-8 of our report dated March 23, 2001, on our audit of the financial statements of 2-Infinity, Inc. as of December 31, 2000 and for the year then ended, included in this Annual Report on Form 10KSB of 2-Infinity, Inc.


MANN FRANKFORT STEIN & LIPP CPAs, L.L.P.


Houston, Texas
March 23, 2001